UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive office)	(Zip Code)

(212) 415-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
3.700% Senior Notes due 2032	OMC/32	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange
3.850% Senior Notes due 2034	OMC/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2026, after a distinguished career including more than 25 years at Omnicom Group Inc. (the “Company”), Andrew Castellaneta retired from his role as the Company’s Senior Vice President and Chief Accounting Officer, effective immediately. Mr. Castellaneta will remain an employee of the Company for a period of time to facilitate a smooth transition. Mr. Castellaneta’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 1, 2026, the Company’s Board of Directors appointed Jordan Farnam as Vice President, Global Financial Reporting and Chief Accounting Officer, effective immediately.

Mr. Farnam, age 44, joined the Company in January 2024 as Vice President, Global Financial Reporting. Prior to joining the Company, he served as the Corporate Controller for Consumer Edge LLC from 2022 to 2024 and Director, Technical Accounting for Spotify USA Inc. from 2020 to 2022. Mr. Farnam previously served in various roles at PricewaterhouseCoopers LLP, including as Assurance Director, with an emphasis on serving technology and media multi-national clients in the U.S. and Finland.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

Date: October 6, 2026	By:	/s/ Louis F. Januzzi
	Name:	Louis F. Januzzi
	Title:	Senior Vice President, General Counsel and Secretary

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